Exhibit 99.1

SCAN TO VIEW MATERIALS & VOTE w BLACK KNIGHT, INC. 601 RIVERSIDE AVENUE VOTE BY INTERNET JACKSONVILLE, FL 32204 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 20, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BKI2022SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 20, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D90262-S52011 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLACK KNIGHT, INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 4, 2022, among Intercontinental Exchange, Inc., Sand Merger Sub    Corporation and Black Knight (as amended from time to time) (the “merger proposal”). 2. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Black Knight’s named executive officers    that is based on or otherwise relates to the merger (the “compensation proposal”). 3. Proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment    or postponement, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to holders of Black Knight common stock (the “adjournment proposal”). NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

D90263-S52011 BLACK KNIGHT, INC. Special Meeting of Stockholders September 21, 2022 11:00 A.M. (Eastern Time) This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) the Chief Executive Officer and Corporate Secretary of Black Knight, Inc. (“Black Knight”), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Black Knight that the undersigned stockholder(s) is/ are entitled to vote at the special meeting of stockholders to be held at 11:00 a.m. Eastern Time on Wednesday, September 21, 2022 (the “Special Meeting”), via the Internet at www.virtualshareholdermeeting.com/BKI2022SM and any adjournment or postponement thereof. The undersigned stockholder(s) hereby revoke(s) any proxy or proxies previously given with respect to the Special Meeting. This proxy, when properly executed, will be voted as directed by the undersigned stockholder(s). Unless contrary direction is given, this proxy will be voted FOR the merger proposal, FOR the compensation proposal and FOR the adjournment proposal. The undersigned stockholder(s) may revoke this proxy at any time before it is voted by submitting a written notice of revocation to Black Knight’s Corporate Secretary, granting a subsequently dated proxy, re-voting by telephone or the Internet at a later time, before 11:59 p.m., Eastern Time, on Tuesday, September 20, 2022, or attending virtually and voting at the Special Meeting via the Special Meeting website. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement/Prospectus. Please sign and return the proxy card promptly in the enclosed envelope. Continued and to be signed on reverse side